Exhibit 23.1

[LETTERHEAD OF M&K CPAS, PLLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of ARC Group, Inc. (the “Company”), Registration No. 333-176383, of our report dated June 27, 2017, relating to the Company’s consolidated financial statements appearing in Form 10-K for each of the years ended December 31, 2016 and 2015.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

June 27, 2017